Exhibit 99.1

Furniture Brands International, Inc.
1 North Brentwood Blvd.
St. Louis, Missouri 63105

Investor contact:
Rick Isaak
Furniture Brands
VP, Controller, Treasurer & Investor
Relations
314-862-7117
or
Farah Soi
ICR
203-682-8200

Media contact:
Lisa Hanly
Furniture Brands
314-290-8954

FURNITURE BRANDS ANNOUNCES 1-FOR-7 REVERSE STOCK SPLIT
St. Louis, Missouri, May 28, 2013 - Furniture Brands International (NYSE: FBN) today announced a 1-for-7 reverse stock split of its Common Stock that will be effective today May 28, 2013 at 4:45 p.m. Eastern Time. The reverse stock split was previously approved by the Company's shareholders at the 2013 Annual Meeting of Shareholders held on May 2, 2013.
Furniture Brands' common stock will begin trading on the NYSE on a split-adjusted basis when the market opens on Wednesday, May 29, 2013. When the reverse stock split becomes effective, every seven shares of issued and outstanding common stock will be automatically combined into one issued and outstanding share of common stock without any change in the par value per share. On a pre-split basis, the Company currently has approximately 56.4 million shares of Common Stock outstanding, which will be reduced to approximately 8.0 million shares as a result of the split.
No fractional shares will be issued in connection with the reverse stock split. Following the completion of the reverse stock split, Furniture Brands' transfer agent will aggregate all fractional shares that otherwise would have been issued as a result of the reverse stock split and those shares will be sold into the market. Stockholders who would otherwise hold a fractional share of common stock will receive a cash payment from the proceeds of that sale in lieu of such fractional share. Additional information on the treatment of fractional shares and other effects of the reverse stock split is contained in Furniture Brands' Proxy Statement dated March 22, 2013.
About Furniture Brands
Furniture Brands International (NYSE: FBN) is a world leader in designing, manufacturing, sourcing and retailing home furnishings.  Furniture Brands markets products through a wide range of channels, including company owned Thomasville retail stores and through interior designers, multi-line/independent retailers and mass merchant stores. Furniture Brands serves its customers through some of the best known and most respected brands in the furniture industry, including Thomasville, Broyhill, Lane, Drexel Heritage, Henredon, Pearson, Hickory Chair, Lane Venture, Maitland-Smith and LaBarge. To learn more about the company, visit www.furniturebrands.com.

Cautionary Statement Regarding Forward-Looking Statements
Matters discussed in this document and in our public disclosures, whether written or oral, relating to future events or our future performance, including any discussion, express or implied, of our anticipated growth, operating results, future earnings per share, or plans and objectives, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words “will,” “believe,” “positioned, ” “estimate,” “project,” “target,” “continue,” “intend,” “expect,” “future,” “anticipates,” and similar expressions that are not statements of historical fact. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 29, 2012, and in our other subsequent public filings with the Securities and Exchange Commission. Such factors include, but are not limited to: risks associated with the execution of our strategic plan; changes in economic conditions; loss of market share due to competition; changes in our pension funding obligations; failure to forecast demand or anticipate or respond to changes in consumer tastes and fashion trends; failure to achieve projected mix of product sales; business failures of large customers; distribution realignments; manufacturing realignments and cost savings programs; increased reliance on offshore (import) sourcing of various products; fluctuations in the cost, availability and quality of raw materials; product liability uncertainty; environmental regulations; future acquisitions; loss of key personnel; impairment of intangible assets; anti-takeover provisions which could result in a decreased valuation of our common stock; loss of funding sources or our inability to secure additional financing to meet our operating and capital needs; and our ability to open and operate new retail stores successfully. It is routine for internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that all forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this report or other periodic reports are made only as of the date made and may change. While we may elect to update forward-looking statements at some point in the future, we do not undertake any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.